Eli Lilly and Company Lilly Corporate Center Indianapolis, Indiana 46285 U.S.A.
www.lilly.com

Date: August 13, 2002

Mr. Jonathan G. Katz
Secretary, Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549-0609

Re: OMB Number: 3235-0569
Statement Under Oath of Principal Executive Officer and Principal Financial Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

Dear Mr. Katz:

I, Charles E. Golden, Executive Vice President and Chief Financial Officer, state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of Eli Lilly and Company, and, except as corrected or supplemented in a subsequent covered report:

•	no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•	no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2) I have reviewed the contents of this statement with Eli Lilly and Company’s audit committee.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	the December 31, 2001 Annual Report on Form 10-K of Eli Lilly and Company;

•	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Eli Lilly and Company filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

/s/ CHARLES E. GOLDEN Charles E. Golden August 13, 2002	Subscribed and sworn to before me this 13th day of August 2002.

/s/ JANE J. SPRINGER Notary Public My Commission Expires: February 23, 2008